Exhibit 99.1

NewLake Capital Partners Reports Second Quarter 2022 Financial Results

Second Quarter 2022 Revenue Totaled $10.5 Million, an Increase of 59% Year-Over-Year

Second Quarter 2022 Net Income Attributable to Common Stockholders totaled $3.8 Million, FFO totaled $6.5 Million, and AFFO totaled $8.7 Million

Conference Call and Webcast Scheduled for Today, Wednesday, August 10, 2022, at 10a.m. Eastern Time

New Canaan, CT, August 10, 2022 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the second quarter ended June 30, 2022.

Anthony Coniglio, President and Chief Executive Officer, said, “We continue to be pleased with our AFFO growth, which has allowed us to increase our dividend for the fifth consecutive quarter. While our pipeline is as robust as we have seen in our company history, we remain disciplined in our underwriting approach and focus on quality over quantity. Subsequent to the quarter, we successfully increased our credit facility from $30 million to $90 million, which will allow us to continue investing in high quality assets. We believe our ability to consistently evaluate high quality transactions with the best operators in the space and have access to capital from banking partners that believe in our ability to execute is a testament to our team, model and disciplined approach.”

Second Quarter 2022 Financial Highlights

Comparison to the quarter ended March 31, 2022:

●	Revenue totaled $10.5 million as compared to $10.2 million, an increase of 3% from the prior quarter.
●	Net income attributable to common stockholders totaled $3.8 million, as compared to $5.0 million.
●	Funds from operations (“FFO”) totaled $6.5 million, as compared to $7.7 million.
●	Adjusted funds from operations (“AFFO”) totaled $8.7 million, as compared to $8.1 million.
●	Net income and FFO were impacted by one-time severance costs of $1.6 million in connection with certain executive separation agreements. Such agreements were contemplated as part of the of the succession plan at the time of the Company merger in March 2021.
●	Cash and cash equivalents as of June 30, 2022, was $49.6 million. As of June 30, 2022, $12.2 million (1) was committed to funding tenant improvements.

Comparison to the quarter ended June 30, 2021:

●	Revenue totaled $10.5 million as compared to $6.6 million, a 59% increase year-over-year.
●	Net income attributable to common stockholders totaled $3.8 million, as compared to $2.7 million.
●	FFO totaled $6.5 million, as compared to FFO of $4.8 million.
●	AFFO totaled $8.7 million, as compared to AFFO of $4.9 million.

Six Months Ended June 30, 2022 Financial Highlights

Comparison to six months ended June 30, 2021:
●	Revenue totaled $20.5 million as compared to $11.1 million, an 86% increase year-over-year.
●	Net income attributable to common stockholders totaled $8.8 million, as compared to $4.2 million.
●	FFO totaled $14.1 million, as compared to FFO of $7.3 million.
●	AFFO totaled $16.8 million, as compared to AFFO of $8.3 million.

Second Quarter 2022 Operational Highlights and Subsequent Events:

●	Declared second quarter 2022 dividend of $0.35 per share of common stock, an increase of $0.02 per common share from the prior quarter.
●	In April 2022, signed a $34 million aggregate three-part commitment for a cultivation property in Missouri consisting of $7.3 million to purchase a 40,000 square foot cultivation facility, a commitment to fund additional $5.2 million to finish construction, $16.5 million(1) to expand the facility by purchasing an adjacent parcel of land and fund construction (subject to normal and customary closing conditions and regulatory approvals) and part three an interest-only four-year $5 million loan that can be drawn over the next year. Once fully built, the combined property will be a state-of-the-art 105,000 square foot cultivation facility.
●	Entered into a revolving credit facility in May 2022 with a $30.0 million initial commitment, which was expanded to $90.0 million in July 2022, maturing in May 2027 with a fixed interest rate of 5.65% for the first three years and a floating rate thereafter.
●	On June 30, 2022, invested $28 million in two cultivation facilities a from leading publicly-traded U.S. multi-state cannabis operator.
●	Invested $21.0 million and amended an existing lease for a property expansion with another leading publicly-traded U.S. multi state cannabis operator.
●	Appointed Anthony Coniglio as Chief Executive Officer and Lisa Meyer as Chief Financial Officer.

_______________________________________________________________________________________________________________

(1) As part of the April 2022 $34 million commitment, the Company received an option to purchase an adjacent parcel for $16.5 million. There is no obligation for the Company to fund the additional purchase; therefore, is not included in the Company's June 30, 2022, unfunded commitments of $12.2 million.

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Investment Activity

Investment activity in the second quarter of 2022, which included acquisitions and funded tenant improvements ("TI"), drove the 3% increase in revenue compared to the three months ended March 31, 2022. Since two of the three acquired cultivation facilities closed on June 30, 2022, the full impact of these acquisitions  on revenue will be reflected in the third quarter of 2022.

The following table presents the Company's investment activity for the three months ended June 30, 2022 (dollars in thousands).

Acquisitions

Tenant	Market	Site Type	Closing Date	Real Estate Acquisitions
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	7,301	(1)
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	14,529
Ayr Wellness, Inc.	Nevada	Cultivation	June 30, 2022	13,579
Total				$35,409

(1) Includes $5.0 million of tenant improvements funded at closing of the property.

Tenant Improvements Funded

Tenant	Market	Site Type	Closing Date	TI Funded for The Three Months Ended June 30, 2022		Unfunded Commitments(1)
Curaleaf	Florida	Cultivation	August 4, 2020	20,983	(2)	-
Mint	Massachusetts	Cultivation	April 1, 2021	128		2,651
Mint	Arizona	Cultivation	June 24, 2021	2,505		6,462
PharmaCann	Massachusetts	Dispensary	March 17, 2021	25		-
Trulieve	Pennsylvania	Cultivation	March 17, 2021	7,046		-
Organic Remedies	Missouri	Cultivation	December 20, 2021	1,049		757
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	3,613		1,603
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	-		750
Total				$35,349		$12,223

(1)  As part of the April 2022 $34 million commitment, the Company received an option to purchase an adjacent parcel for $16.5 million. There is no obligation for the Company to fund the additional purchase; therefore, is not included in the Company's June 30, 2022, unfunded commitments of $12.2 million.

(2) On June 16, 2022, the Company funded the expansion of an existing property.

Financing Activity

Revolving Credit Facility

On May 6, 2022, the Company's Operating Partnership entered into a loan and security agreement (the "Loan and Security Agreement") with a commercial federally regulated bank, as a lender and as agent for lenders that become party thereto from time to time.  The Loan and Security Agreement matures on May 6, 2027. The Revolving Credit Facility had an initial commitment of $30.0 million which is secured by a borrowing base consisting of fee simple owned real properties that satisfy eligibility criteria specified in the loan agreement. The Company, subject to certain conditions, has the ability to request additional revolving loan commitments which may increase the total aggregate principal amount of Revolving Credit Facility to up to $100.0 million, subject to the payment of an upfront fee of seventy-five (75) basis points of the amount of the commitment increase. Borrowings under the Revolving Credit Facility may be voluntarily prepaid and re-borrowed and bears a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1% and (b) 4.75%. The outstanding borrowings under the Revolving Credit Facility was $1.0 million as of June 30, 2022.

The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. As of June 30, 2022, the Company is compliant with the covenants of the agreement.

On July 29, 2022, the Operating Partnership entered into an amendment to the Loan and Security Agreement which increased the aggregate commitment under the Revolving Credit Facility from $30.0 million to $90.0 million and added two additional lenders.

Seller Financing

In connection with the purchase and leaseback of a cultivation facility in Chaffee, Missouri on December 20, 2021, the Company entered into a $3.8 million loan payable to the seller, which is an independent third party from the tenant. The loan bears interest at a rate of 4.0% per annum. Principal payments on the loan are payable in annual installments of which $1.8 million was paid in January 2022. The remaining principal payments are due in annual installments of $1 million and $1 million in January 2023 and 2024, respectively. The loan's outstanding balance as June 30, 2022 was $2.0 million.

Dividend

On June 15, 2022, the Company declared a second quarter 2022 cash dividend of $0.35 per share of common stock, equivalent to an annualized dividend of $1.40 per share of common stock. The dividend was paid on July 15, 2022 to stockholders of record at the close of business on June 30, 2022.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 10:00 a.m. Eastern Time on August 10, 2022 to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the second quarter ended June 30, 2022.

Event:	NewLake Capital Partners Inc. Second Quarter 2022 Earnings Call
Date:	Wednesday, August 10, 2022
Time:	10:00 a.m. Eastern Time
Live Call:	1-888-220-8474 (U.S. Toll-Free) or +1-646-828-8193 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1560784&tp_key=7ac79e19c6

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until August 24, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 5371769.

About NewLake Capital Partners, Inc.
NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 31 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer

Chief Financial Officer, Treasurer and Secretary

NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

Valter@KCSA.com

PH: (212) 896-1254

Media Contact:
McKenna Miller

KCSA Strategic Communications
MMiller@kcsa.com

PH: (212) 896-1254

NEWLAKE CAPITAL PARTNERS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2022	December 31, 2021
Assets:

Real Estate
Land	$19,788	$15,649
Building and Improvements	341,685	272,432
Total Real Estate	361,473	288,081
Less Accumulated Depreciation	(13,630)	(9,155)
Net Real Estate	347,843	278,926
Cash and Cash Equivalents	49,602	127,097
Loans Receivable	35,000	30,000
In-Place Lease Intangible Assets, net	22,995	24,002
Other Assets	1,560	858

Total Assets	$457,000	$460,883

Liabilities and Equity:

Liabilities:

Accounts Payable and Accrued Expenses	$2,712	$1,404
Revolving Credit Facility	1,000	-
Loan Payable, net	1,973	3,759
Dividends and Distributions Payable	7,650	6,765
Security Deposits Payable	7,136	6,047
Interest Reserve	306	2,144
Rent Received in Advance	1,628	1,429
Other Liabilities	272	-

Total Liabilities	22,677	21,548

Commitments and Contingencies

Equity:

Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 21,318,637 Shares Issued and Outstanding at June 30, 2022 and 21,235,914 Shares Issued and Outstanding at December 31, 2021	213	213
Additional Paid-In Capital	456,083	450,916
Accumulated Deficit	(29,395)	(23,574)

Total Stockholders' Equity	426,901	427,555

Noncontrolling Interests	7,422	11,780

Total Equity	434,323	439,335

Total Liabilities and Equity	$457,000	$460,883

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:

Rental Income	$9,553	$6,616	$18,678	$11,035
Interest Income from Loans	948	-	1,867	-

Total Revenue	10,501	6,616	20,545	11,035

Expenses:

Depreciation and Amortization Expense	2,804	2,051	5,483	3,137
General and Administrative Expenses:
Compensation expense	2,302	1,044	3,138	1,403
Stock-Based Compensation	515	97	921	1,004
Professional fees	666	391	1,207	777
Other general and administrative expenses	426	233	834	378
Total general and administrative expenses	3,909	1,765	6,100	3,562

Total Expenses	6,713	3,816	11,583	6,699

Loss on Sale of Real Estate	-	-	(60)	-

Income From Operations	3,788	2,800	8,902	4,336

Other Income (Expenses):
Interest Income	48	16	96	18
Interest Expense	(46)	-	(73)	-

Total Other Income	2	16	23	18

Net Income	3,790	2,816	8,925	4,354

Preferred Stock Dividends	-	-	-	(4)

Net Income Attributable to Noncontrolling Interests	(32)	(78)	(149)	(155)

Net Income Attributable to Common Stockholders	$3,758	$2,738	$8,776	$4,195

Net Income Attributable to Common Stockholders Per Share - Basic	$0.18	$0.16	$0.41	$0.31

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.18	$0.16	$0.41	$0.30

Weighted Average Shares of Common Stock Outstanding - Basic	21,307,621	17,329,964	21,279,919	13,645,990

Weighted Average Shares of Common Stock Outstanding - Diluted	21,732,289	17,455,599	21,734,180	13,759,484

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and six months ended June 30, 2022 and 2021 (in thousands, except share and per share amounts):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income attributable to common stockholders	$3,758	$2,738	$8,776	$4,195
Real estate depreciation and amortization	2,780	2,051	5,391	3,137
Loss on sale of real estate	-	-	(59)	-
FFO attributable to common stockholders	6,538	4,789	14,108	7,332
Severance	1,597	-	1,698	-
Stock- based compensation	511	97	906	1,004
Non-cash interest expense	26	-	33	-
Amortization of straight-line rent expense	6	-	6	-
AFFO attributable to common stockholders	$8,678	$4,886	$16,751	$8,336
FFO per share – basic	$0.31	$0.28	$0.66	$0.54
FFO per share – diluted	$0.30	$0.27	$0.65	$0.53
AFFO per share – basic	$0.41	$0.28	$0.79	$0.61
AFFO per share – diluted	$0.40	$0.28	$0.77	$0.61
Weighted average shares outstanding – basic	21,307,621	17,329,964	21,279,919	13,645,990
Weighted average shares outstanding – diluted	21,732,289	17,455,599	21,734,180	13,759,484

Funds From Operations

We calculate FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than we do and therefore our computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

We calculate AFFO by starting with FFO and adding back non-cash and certain non-recurring transactions, including non-cash components of compensation expense. Other REITs may not define AFFO in the same manner as we do and therefore our calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.